Exhibit 99.1

[GRAPHIC OMITTED]
 VALLEY FORGE
  SCIENTIIC

                                                           FOR IMMEDIATE RELEASE


                  VALLEY FORGE SCIENTIFIC AND SYNERGETICS, INC.
                            ANNOUNCE MERGER AGREEMENT

OAKS, PA, May 3, 2005 -- Valley Forge Scientific Corp. (NASDAQ: VLFG; BSE: VLF) and Synergetics, Inc., a privately-held corporation, announced today that they have entered into a definitive merger agreement to combine the two companies. Under the terms of the merger agreement, Synergetics' shareholders will receive in the aggregate approximately 16 million shares of Valley Forge common stock. Upon completion of the transaction, Synergetics' former shareholders will represent approximately 66 percent of Valley Forge's outstanding common stock on a fully diluted basis.

         For the fiscal year ended September 30, 2004, Valley Forge had revenues of approximately $4.8 million, and for the fiscal year ended July 31, 2004, Synergetics had revenues of approximately $16.9 million. The merger is subject to satisfaction of a number of closing conditions, including shareholder and regulatory approvals, and is anticipated to close in the third quarter of 2005. The closing price of Valley Forge's common stock on April 29, 2005 was $1.90.

         Shareholders of Valley Forge holding approximately 35 percent of outstanding shares of Valley Forge common stock and shareholders of Synergetics holding approximately 19 percent of shares of Synergetics common stock have agreed to vote in favor of the merger.

         Synergetics and Valley Forge believe that the merger will result in a larger and stronger company with both the products and the sales and distribution network to become a greater presence in the medical device industry. The combined company will have the resources to expand into markets that the companies on their own would not be able to achieve as rapidly.

         Valley Forge Chairman and CEO Jerry L. Malis said, "We believe that this transaction creates significant value for our shareholders and provides excellent opportunities for growth for the combined company, which Valley Forge could not accomplish on its own. Synergetics has an experienced management team, an established presence in the retina surgery and neurosurgery markets, as well as other microsurgery markets for medical instrument sales. The company also has developed a sales and distribution network, which we are confident will thrive with Valley Forge's product line. We believe Synergetics' business complements the existing business of Valley Forge. We see this as the right move at the right time for Valley Forge."

         Synergetics President and CEO Gregg D. Scheller said, "The combined company will give us the ability to design, develop, and manufacture electronic based products and instruments and sell those products directly into the market. Valley Forge has a strong brand name in neurosurgery and a broad base of proprietary products that we expect will benefit substantially under the domestic and international distribution network that Synergetics has built over the last 13 years. The merger will also give the combined company the ability to develop new products, utilizing Valley Forge's depth of knowledge in electronics and bipolar electrosurgery and Synergetics' knowledge in disposable technology."

         Pursuant to the merger agreement, management of the new company will consist of executives of both companies and be led by a management team consisting of Gregg D. Scheller as President and CEO (currently the CEO of Synergetics), Jerry L. Malis, as Executive Vice President and Chief Scientific Officer (currently the CEO and President of Valley Forge) and Kurt W. Gampp, Jr., Executive Vice President and COO (currently the Executive Vice President and COO of Synegetics), and the Board of Directors will be composed of seven directors, including two current directors of each of Synergetics and Valley Forge and three additional independent directors. Four of the seven directors will be independent.

         The Boards of Directors of both Valley Forge and Synergetics have approved the definitive merger agreement. Valley Forge will seek stockholder approval of the transaction at its annual meeting and Synergetics will hold a special meeting of shareholders to consider approval of the transaction. The dates of the shareholder meetings will be announced following completion of initial regulatory filings.

About Synergetics, Inc.

         Synergetics, Inc. is a privately-held corporation that that is involved in the development, manufacture, and sales of durable and disposable instruments for use in retina surgery, neurosurgery and other microsurgery markets. Synergetics, Inc. is a vertically integrated manufacturer with an established distribution network through independent and direct sales organizations selling its products into more than 60 countries. Synergetics has significant market presence in retinal surgery instruments and disposables. Synergetics also distributes and manufactures proprietary disposables for Sonopet OMNI Surgical Aspirator in neurosurgery.

About Valley Forge Scientific Corp.

         Valley Forge has established itself as a leading developer and manufacturer of bipolar electrosurgical systems and related instrumentation. Based on its DualWave(TM) technology, these systems provide surgeons with the ability to safely cut and coagulate tissue in the most critical areas of the brain and spinal cord. Valley Forge's bipolar electrosurgery systems are based on technology developed in conjunction with Leonard I. Malis, MD, Professor and Chairman Emeritus of the Mount Sinai School of Medicine Department of Neurosurgery.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

         Valley Forge plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and Valley Forge and Synergetics plan to file with the SEC and to mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Valley Forge, Synergetics, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

         These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Valley Forge through the web site maintained by the SEC at www.sec.gov.

         In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Valley Forge by contacting Investor Relations for Valley Forge at telephone number 610.666.7500.

         Valley Forge and Synergetics, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Valley Forge's directors and executive officers is contained in Valley Forge's Form 10-K for the year ended September 30, 2004, which is filed with the SEC and available free of charge as indicated above. The interests of Valley Forge's and Synergetics' respective directors and executive officers in the solicitations with respect to the transactions in particular will be more specifically set forth in the Registration Statement and the Joint Proxy Statement/Prospectus to be filed with the SEC, which will be available free of charge as indicated above.

Forward-Looking Statements

         Some statements in this announcement may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe", "expect", "anticipate", "plan", "potential", "continue" or similar expressions. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to: (i) the possibility that the transaction will not close or that the closing will be delayed due to regulatory review or other factors; (ii) the challenges and costs of combining the operations and personnel of Synergetics with Valley Forge; (iii) the ability to attract and retain highly qualified employees; (iv) competitive factors, including pricing pressures; (v) reaction of customers of Valley Forge and Synergetics and end-users of their products and related risks of maintaining pre-existing relationships of Valley Forge and Synergetics; (vi) fluctuating currency exchange rates; (vii) adverse changes in general economic or market conditions; and (viii) other one-time events and other important factors disclosed previously and from time to time in Valley Forge's filings with the SEC and to be more specifically set forth in the Joint Proxy Statement/Prospectus to be filed by Valley Forge and Synergetics with the SEC. Valley Forge and Synergetics disclaim any obligation to update any forward-looking statements after the date of this release.

                                      # # #